Calculation of Filing Fee Tables
S-3
GRAFTECH INTERNATIONAL LTD
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.01 per share	457(o)
		Equity	Preferred Stock, par value $0.01 per share	457(o)
		Equity	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.0001381	$ 20,715.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 20,715.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 20,715.00
Offering Note
[1]	1 The amount registered is not specified as to each class of securities to be registered pursuant to Instructions 2.A.ii.b. and 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure under Item 16(b) of Form S-3 under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). 2 Each depositary share will be issued under a deposit agreement, will represent a fractional interest in shares of preferred stock or common stock and will be evidenced by a depositary receipt. 3 Purchase contracts may be sold separately or as parts of units consisting of common stock, preferred stock or depositary shares that are otherwise registered hereunder. 4 Consisting of some or all of the securities listed above, in any combination. 5 There is being registered hereunder an indeterminate number or amount of common stock, preferred stock, depositary shares, warrants, debt securities, purchase contracts and units, in each case as may periodically be offered at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $150,000,000. Separate consideration may or may not be received for any securities registered hereunder that are issued upon the exercise, conversion or exchange of, as the case may be, other securities registered hereunder.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A